===============================================================================
    As filed with the Securities and Exchange Commission on October 30, 1998.

                                                  Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------


                      PACIFIC AEROSPACE & ELECTRONICS, INC.
             (Exact Name of Registrant as Specified in its Charter)

          Washington                                            91-1744587
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                             Identification No.)

                               -------------------

                              430 Olds Station Road
                           Wenatchee, Washington 98801
                    (Address of Principal Executive Offices)

                               -------------------

                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                        1997 EMPLOYEE STOCK PURCHASE PLAN

                              (Full Title of Plan)
                               ------------------

                    Donald A. Wright, Chief Executive Officer
                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                             430 Olds Stations Road
                           Wenatchee, Washington 98801
                     (Name and Address of Agent for Service)

                                 (509) 667-9600
          (Telephone Number, Including Area Code, of Agent for Service)

                               -------------------

                         Calculation of Registration Fee
========================================================================================
                                     Proposed Maximum   Proposed Maximum    Amount of
Title of Securities   Amount to be   Offering Price     Aggregate           Registration
to be Registered      Registered     Per Share          Offering Price(1)   Fee
-------------------   ------------   ----------------   -----------------   ------------
Common Stock,         1,000,000          1.969(1)          $1,969,000         $547.38
par value
$.001 per share

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and based on the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on October 27, 1998 by Nasdaq.

========================================================================================

                                  INTRODUCTION

     This Registration Statement on Form S-8 is filed by Pacific Aerospace & Electronics, Inc., a Washington corporation (the "Company") relating to the 1,000,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), issuable upon the sale of Common Stock under the Company's 1997 Employee Stock Purchase Plan (the "Plan").

                                     PART I

Item 1. Plan Information. *

Item 2. Registrant Information and Employee Plan Annual Information. *

* Information required by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

Item 3. Incorporation of Documents by Reference.

     The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1998.

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1998.

     (3) The Company's Current Reports on Form 8-K filed with the Commission on July 10, 1998 and August 14, 1998, and amendments to the Company's Current Reports on Form 8-K/A filed with the Commission on August 26, 1998 and September 21, 1998.

     (4) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year ended May 31, 1998.

     (5) The description of the capital stock contained in the Company's Registration Statement on Form 8-B filed with the Commission on February 6, 1997.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     For purposes of this Registration Statement, any statement contained in this Registration Statement, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Article 8 of the Company's Articles of Incorporation authorizes the Company to indemnify its directors to the fullest extent permitted by the Washington Business Corporation Act through the adoption of Bylaws, approval of agreements, or by any other manner approved by the Board of Directors.

     In accordance with such authorization, Section 10 of the Company's Bylaws ("Bylaws") requires indemnification, to the fullest extent permitted by applicable law, of any person who is or has served as a director or officer of the Company, as well as any person who, while serving as a director or officer of the Company, served at the request of the Company as a director, officer, employee or agent of another entity, against expenses reasonably incurred because such person was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether formal or informal, civil, criminal, administrative or investigative.

     Notwithstanding these indemnification obligations, Section 10 of the Bylaws states that no indemnification will be provided (a) to the extent that such indemnification would be prohibited by the Washington Business Corporation Act or other applicable law as then in effect, or (b) except with respect to proceedings seeking to enforce rights to indemnification, to any director or officer seeking indemnification in connection with a proceeding initiated by such person unless such proceeding was authorized by the Board of Directors.

     Section 10 of the Bylaws also provides that expenses incurred in defending any proceeding in advance of its final disposition shall be advanced by the Company to the director or officer upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the Company, except where the Board of Directors adopts a resolution expressly disapproving such advancement.

     Section 10 of the Bylaws also authorizes the Board to indemnify and advance expenses to employees and agents of the Company on the same terms and with the same scope and effect as the provisions thereof with respect to the indemnification and advancement of expenses to directors and officers.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit
Number    Description
-------   -----------

   4.1    Pacific Aerospace & Electronics, Inc. 1997 Employee Stock Purchase
          Plan.(1)
   4.2 Amendment No. 1 to Pacific Aerospace & Electronics, Inc. 1997 Employee Stock Purchase Plan.(1)
   5.1    Opinion of Stoel Rives LLP.(1)
  23.1    Consent of KPMG Peat Marwick LLP.(1)
  23.2    Consent of Moss Adams LLP.(1)
  23.3    Consent of KPMG Audit plc.(1)
  23.4    Consent of PricewaterhouseCoopers LLP.(1)
  23.5    Consent of Stoel Rives LLP (included in Exhibit 5.1).(1)
  24.1    Power of Attorney.(1)

---------------

(1) Submitted with this Registration Statement.


Item 9. Undertakings.

     The Company hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

          (a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) Reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or together, represent a fundamental change in the information in this Registration Statement; and

          (c) Include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that sub-paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act.

     2. That, for determining liability under the Securities Act, each post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of such securities at that time shall be treated as the initial bona fide offering.

     3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

     4. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wenatchee, State of Washington, on October 30, 1998.

                                  PACIFIC AEROSPACE & ELECTRONICS, INC.


                                  By: /s/ DONALD A. WRIGHT
                                      -------------------------------------
                                      Donald A. Wright
                                      Chief Executive Officer and President
                                      (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below as of October 30, 1998:

         Signature                                     Title
         ---------                                     -----

     /s/ DONALD A. WRIGHT              Chief Executive Officer, President and
-----------------------------          Director (Principal Executive Officer)
       Donald A. Wright

     /s/ NICK A. GERDE*                Vice President Finance, Chief Financial
-----------------------------          Officer and Treasurer (Principal
       Nick A. Gerde                   Financial and Accounting Officer)

     /s/ ALLEN W. DAHL, M.D.*          Director
-----------------------------
       Allen W. Dahl, M.D.

     /s/ DR. URS DIEBOLD *             Director
-----------------------------
       Dr. Urs Diebold

    /s/ WERNER HAFELFINGER *           Director
-----------------------------
       Werner Hafelfinger

     /s/ DALE L. RASMUSSEN*            Director
-----------------------------
       Dale L. Rasmussen

     /s/ WILLIAM A. WHEELER*           Director
-----------------------------
       William A. Wheeler

*By  /s/ DONALD A. WRIGHT
     ------------------------
         Donald A. Wright
        (Attorney-in-Fact)

                                INDEX TO EXHIBITS


Exhibit
Number     Description
-------    -----------
   4.1 Pacific Aerospace & Electronics, Inc. 1997 Employee Stock Purchase Plan. (1)
   4.2 Amendment No. 1 to Pacific Aerospace & Electronics, Inc. 1997 Employee Stock Purchase Plan. (1)
   5.1     Opinion of Stoel Rives LLP. (1)
  23.1     Consent of KPMG Peat Marwick LLP. (1)
  23.2     Consent of Moss Adams LLP. (1)
  23.3     Consent of KPMG Audit plc. (1)
  23.4     Consent of PricewaterhouseCoopers LLP.(1)
  23.5     Consent of Stoel Rives LLP (included in Exhibit 5.1). (1)
  24.1     Power of Attorney. (1)

----------------

(1) Submitted with this Registration Statement.